Trimble Announces Determination of Merger Consideration

SUNNYVALE, Calif., February 9, 2007 –Trimble (Nasdaq: TRMB) today announced that, as permitted by their merger agreement, Trimble has elected to pay the $7.50 per share merger consideration with $5.00 in cash and $2.50 in newly issued Trimble common stock, payable to @Road stockholders in connection with Trimble’s pending acquisition of @Road. Pursuant to this election and the merger agreement, the stock portion of the merger consideration payable to @Road shareholders will be 0.0447 shares of Trimble common stock per share of @Road common stock. Trimble may revoke this election in the event of any postponement of the @Road stockholders meeting scheduled for February 16, 2007.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location-including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has a worldwide presence with more than 2,600 employees in over 18 countries.

Certain statements made in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that include the timing of closing of the proposed acquisition. These forward-looking statements are subject to risks which could cause actual results to differ materially from expected results. The timing of closing is dependent on the satisfaction of certain conditions including approval by stockholders of @Road. There can be no assurance that these conditions will be satisfied or that the transaction will be consummated. More information about potential factors which could affect Trimble's business and financial results is set forth in reports filed with the SEC, including Trimble's quarterly reports on Form 10-Q and its annual report on Form 10-K. All forward-looking statements are based on information available to Trimble as of the date hereof, and Trimble assumes no obligation to update such statements.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Trimble and @Road filed with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of @Road by Trimble pursuant to the terms of an Agreement and Plan of Merger by and among Trimble, Roadrunner Acquisition Corp., a wholly-owned subsidiary of Trimble, and @Road. The prospectus/proxy statement has been mailed to the stockholders of @Road. The prospectus/proxy statement and other relevant materials, and any other documents filed by Trimble or @Road with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Trimble by contacting Trimble Investor Relations, 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-7838. Investors and security holders may obtain free copies of the documents filed with the SEC by @Road by contacting @Road Investor Relations, 47071 Bayside Parkway, Fremont, California 94538, (510) 870-1317. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, before making any voting or investment decision with respect to the proposed merger.